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Exhibit 32.3

CERTIFICATION OF CHIEF FINANCIAL OFFICER

Pursuant to 18 U.S.C. §1350,
As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

        In connection with the Quarterly Report of KKR & Co. L.P. (the "Partnership") on Form 10-Q for the period ended June 30, 2010 as filed with the Securities and Exchange Commission (the "Report"), I, William J. Janetschek, Chief Financial Officer of the general partner of the Partnership, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

          (1)   The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

          (2)   The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

Date: August 11, 2010

/s/ WILLIAM J. JANETSCHEK William J. Janetschek Chief Financial Officer
*
The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document.

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  Exhibit 32.3
CERTIFICATION OF CHIEF FINANCIAL OFFICER